UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 8K
                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 3, 2001



                         Commission File Number 0-30745

                               INTERCALLNET, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Florida                                                   88-0426807
 ---------------------------                                 -----------------
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization                             Identification No.)



    6340 NW 5th Way
    Fort Lauderdale, FL                            33309
(Address of principal executive offices)          (Zip Code)
 -----------------------------------------------------------------

 Registrant's telephone number, including area code (954) 935-0821



                             Never Miss A Call, Inc.
            ---------------------------------------------------------
       Former Name, Address and Fiscal Year, if Changed Since Last Report

ITEM 1.      CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5.  OTHER EVENTS

         On April 3, 2001, Never Miss A Call, Inc. (the "Company") effected a 3.5:1 forward stock split, as previously discussed in a Definitive Information Statement mailed to shareholders and filed with the U.S. Securities and Exchange Commission on March 14, 2001, which for purposes of the Over the Counter Bulletin Board ("OTCBB") will be reflected as of April 24, 2001.

         On April 19, 2001, the Company effected a reincorporation from Nevada to Florida (the "Reincorporation"). Such Reincorporation was accomplished by merging the Company with and into a newly-formed, wholly-owned Florida subsidiary, Intercallnet, Inc. ("ICN") pursuant to a Plan and Agreement of Merger, a copy of which was filed as Exhibit A to the Definitive Information Statement filed with the U.S. Securities and Exchange Commission on March 14, 2001. Simultaneous, with such Reincorporation, the Company's name was changed to Intercallnet, Inc. (OTCBB symbol ICLN).

         The articles of incorporation for ICN provide for 50,000,000 authorized shares of Common Stock, $.0001 par value as well as authorization for 2,000,000 shares of "blank check" preferred stock, $.0001 par value.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.

Not Applicable.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Not Applicable.

(b)      Not Applicable.

(c)      Not Applicable

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused his report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INTERCALLNET, INC.




April 23, 2001                           By: /s/ Scott Gershon
----------------                         ----------------------------------
                                              Scott Gershon, President